UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2008
LCC International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Westpark Drive Suite A-315 McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (703) 873-2000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     LCC International, Inc. (the “Company”) entered into a Forbearance Agreement and Third Amendment to Amended and Restated Credit Agreement, between the Company, the guarantors named therein and Bank of America, N.A. (the “Lender” and “Administrative Agent”) dated as of September 4, 2008 (the “ Forbearance Agreement”), modifying that certain Amended and Restated Credit Agreement between the Company and the Lender dated May 29, 2007, as previously amended (the “Credit Agreement”). Under the Forbearance Agreement, the Lender will forbear from enforcement of remedies based on certain prior and anticipated defaults by the Company so long as the Company complies with certain renegotiated financial covenants (cumulative EBITDA and borrowing base coverage). The Forbearance Agreement revises the Company’s principal payment schedule which deferred certain short-term principal payments in exchange for increased 2009 quarterly payments and also provides for a new term loan tranche in the amount of $9,000,000 (the “Tranche”) of the Credit Agreement supported by a limited guaranty (the “Guaranty”) by Milfam Guarantor, LLC (“Milfam”) and BR Investco, LLC (“BRI” and with Milfam, the “Guarantors”). The Guaranty is for a principal amount owing under the Credit Agreement up to $9,000,000 and is secured by a deposit of cash by the Guarantors in the amount of $9,000,000 (the “Deposit”). Under the terms of the Credit Agreement, as amended by the Forbearance Agreement, the interest rate on the existing revolver and term loans has been increased by one percent per annum for base rate loans (to base rate plus three percent per annum) and by one and one-half percent per annum for LIBOR loans (to LIBOR plus four and one-half percent per annum). The increase in interest rate does not apply to the Tranche. The Company will pay current interest on the Tranche at the Federal Funds Rate (currently about two percent per annum) and will accrue deferred interest calculated at a fixed rate of nine percent per annum, non-compounded, until maturity of the loan in November 2009. In connection with the above, the Company will pledge the remaining one-third stock of its foreign subsidiaries to secure the credit facility.
     As an inducement for the Guarantors to provide the Guaranty and Deposit for the benefit of the Company, the Company (i) agreed to issue to the Guarantors 10-year warrants (“Warrants”), (ii) appointed two additional directors to the Board of Directors of the Company, one of whom is a the Milfam designee and the other of whom is a BRI designee, and agreed to maintain such directors (or their replacements designated by the applicable Guarantor) as directors of the Company so long as the Guaranty is still outstanding, or, if the Guaranty is drawn upon pursuant to the terms contained therein, until such time as all amounts paid by the Guarantors thereunder have been fully reimbursed to the Guarantors by the Company, and (iii) entered into an Exchange Agreement, dated September 4, 2008 (the “Exchange Agreement”), among the Company and the investors named therein (the “Investors”), who are affiliated with the Guarantors.
     Pursuant to the Exchange Agreement, the Company will (i) exchange an aggregate of 2,715,120 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 (“Series A Preferred Stock”), currently held by the Investors for 2,715,120 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 (“Series B Preferred Stock”), and (ii) amend the terms of the Series A Preferred Stock to reduce the conversion price for which shares of Series A Preferred Stock can be converted into shares of the Company’s Class A Common Stock, par value $0.01 (“Common Stock”), from $3.35 per share to $1.50 per share, subject to certain adjustments, and to decrease the dividend to accrue on the Series A Preferred Stock beginning December 21, 2008, to a rate of 2.00% per annum. At the option of the holders, the Series B Preferred Stock may be converted into Common Stock at an initial conversion price of $0.30 per share, as adjusted pursuant to the terms contained in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Series B Certificate”). The Warrants are exercisable, at the option of the holders, for an aggregate of 133,781.80 shares of the Company’s Series C Preferred Stock, par value $0.01 (“Series C Preferred Stock”) at an exercise price of $26.88, which shares are entitled to vote on all matters on which the shares of Common Stock are entitled to vote, other than for the election of directors.
     As a result of modification of the conversion rights of the existing Series A Preferred Stock and the exchange of a portion of the Series A Preferred Stock for Series B Preferred Stock that have a lower conversion price, the number of shares of Common Stock of the Company on a fully diluted basis will increase from approximately 35,559,579 shares to 66,890,901 shares. As holders of shares of Series B Stock, and combined with their existing shares of Common Stock, the Investors, consisting of two separate groups, will beneficially own approximately 26.6% and 23.3%, respectively, of the shares entitled to vote on matters submitted to holders of the Common Stock. The combined voting power of the Investors will be limited to 50.5% by the terms of the Series B Certificate if such Investors are deemed a “group” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended).
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     The Company is notifying The NASDAQ Stock Market (“NASDAQ”) today of its decision to voluntarily delist its Class A Common Stock from The NASDAQ Global Market (the “Exchange”) pursuant to NASDAQ Marketplace Rule (“Rule”) 4380(b)(1).
     As previously disclosed, on August 8, 2008 the Company received a notice from NASDAQ indicating that the Company failed to comply with the minimum bid price requirement for continued listing set forth in Rule 4450(a)(5) because the bid price of its Common Stock closed under $1.00 for 30 consecutive business days. The notice also stated that, in accordance with Rule 4450(e)(2), the Company will be provided 180 calendar days, or until February 4, 2009, to regain compliance. To regain compliance, the closing bid price of the Company’s Common Stock must remain at or above $1.00 per share of a minimum of 10 consecutive business days no later than February 4, 2009.

      The Company’s Board of Directors determined it is in the Company’s best interests to voluntarily delist from the Exchange. The Company believes that delisting will provide the Company with greater flexibility and more options in acquiring capital financing. The Company also expects possible cost savings related to reduced compliance efforts and listing fees.
     The Company plans to file a Form 25 with the Securities and Exchange Commission no sooner than 10 calendar days from September 5, 2008 and the Company expects that the delisting will be effective 10 calendar days after such filing. Once the Company’s Common Stock is officially delisted, the Company will pursue having its Common Stock traded on the Over-the-Counter Bulletin Board under the same ticker symbol.
Item 3.02. Unregistered Sales of Equity Securities.
     The information above in Item 1.01 is hereby incorporated by reference. The issuance of the Series B Preferred Stock and the Warrants, and the Series C Preferred Stock upon exercise of such Warrants, was not registered, in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder, because both were only offered to accredited investors.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the Exchange Agreement referenced in Item 1.01, the Company has appointed Bryant Riley as the BRI designee and Alan B. Howe as the Milfam designee to the Board of Directors effective as of September 4, 2008. The Company will maintain such directors (or their replacement designated by the Guarantors) as directors of the Company so long as the Guaranty is still outstanding, or, if the Guaranty is drawn upon pursuant to the terms contained therein, until such time as all amounts paid by the Guarantors thereunder have been fully reimbursed to the Guarantors by the Company. Mr. Riley has served as Chairman of B. Riley & Co., Inc., a Southern California based brokerage firm he founded, since January 1997. Mr. Riley has also been the managing member of Riley Investment Management since 2001. He currently serves as a director and Chairman of the Board of Alliance Semiconductor Corp. and as a director of Aldila, Inc. Mr. Howe has extensive operational expertise combined with corporate finance and business development experience. Since May 2005, he has served as Vice President of Strategic and Wireless Business Development for Covad Communications, Inc., a national broadband telecommunications company. From April 2001 to May 2005, Mr. Howe was a founding partner and principal at Broadband Initiatives, LLC, a boutique consulting and advisory firm. Previously, Mr. Howe was Chief Financial Officer and Vice President of Corporate Development of Teletrac, Inc. for six years from 1995 to 2001 when the company was sold. Mr. Howe joined Teletrac from Sprint, where he was Director of Corporate Development from 1994 to 1995 and one of the initial team members that helped start Sprint PCS. Mr. Howe is a member of the board of directors of Alliance Semiconductor Corporation, Crossroads Systems, Inc., Proxim Wireless, Anacomp, Inc. and Dyntek, Inc. Mr. Howe holds a B.A. in business administration from the University of Illinois and an M.B.A. from the Indiana University Kelley Graduate School of Business with a specialty in finance.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Amended Credit Agreement by and among LCC International, Inc., the Guarantors named therein and Bank of America, N.A., as Lender and Administrative Agent, dated as of September 4, 2008

10.2	Exchange Agreement by and among LCC International, Inc. and the Investors named therein, dated September 4, 2008

10.3	Form of Warrant Certificate issued by LCC International, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC INTERNATIONAL, INC.
By:	/s/ Louis Salamone, Jr.
	Name:	Louis Salamone, Jr.
	Title:	Executive Vice President and Chief Financial Officer

Dated: September 5, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended Credit Agreement by and among LCC International, Inc., the Guarantors named therein and Bank of America, N.A., as Lender and Administrative Agent, dated as of September 4, 2008

10.2	Exchange Agreement by and among LCC International, Inc. and the Investors named therein, dated September 4, 2008

10.3	Form of Warrant Certificate issued by LCC International, Inc.